FOURTH AMENDMENT
TO THE
MCINTOSH STATE BANK
SALARY CONTINUATION AGREEMENT
DATED DECEMBER 8, 1985
AS AMENDED
FOR
WILLIAM KEY MALONE, SR.

THIS FOURTH AMENDMENT is adopted this  30th  day of November, 2008, by and between MCINTOSH STATE BANK, a state-chartered commercial bank located in Jackson, Georgia (the “Company”), and WILLIAM KEY MALONE, SR. (the “Executive”).

The Company and the Executive executed the Salary Continuation Agreement on December 8, 1985 effective January 1, 2001 and amended October 1, 1999, October 1, 2001 and January 9, 2007 (the “Agreement”).

The undersigned hereby amend the Agreement to reflect the final 409A Treasury Regulations. Therefore, the following changes shall be made:

Section 1.1.1 of the Agreement shall be deleted in its entirety and replaced by the following:

1.1.1
“Change of Control” means a change in the ownership or effective control of the Company or any entity which is the majority shareholder of the Company, or in the ownership of a substantial portion of the assets of the Company or any entity which is the majority shareholder of the Company, as such change is defined in Section 409A of the Code and regulations thereunder.

Sections 2.4, 2.4.1 and 2.4.2 of the Agreement shall be deleted in their entirety and replaced by the following:

2.4	Change of Control Benefit. Upon Change of Control, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

2.4.1	Amount of Benefit. The annual benefit under this Section 2.4 is the Change of Control Benefit amount set forth in Schedule A.

2.4.2
Payment of Benefit.  The Company shall pay the annual benefit amount to the Executive in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following a Change of Control and continuing for two hundred thirty nine (239) additional months.

IN WITNESS OF THE ABOVE, the Company and the Executive hereby consent to this Fourth Amendment.

Executive:                                                                                     MCINTOSH STATE BANK

 /s/  William Key Malone, Sr.                        By /s/  James P. Doyle
WILLIAM KEY MALONE, SR.                                               Title    Executive Vice President